Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Digital Realty Trust, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-147746 and 333-121353) on Form S-8 and (Nos. 333-142396, 333-132980 and 333-129688) on Form S-3 of Digital Realty Trust, Inc. of our report dated February 28, 2008, with respect to:

(i)	The consolidated balance sheets of Digital Realty Trust, Inc. and subsidiaries as of December 31, 2007 and 2006, the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule III, and

(ii)	effectiveness of internal control over financial reporting as of December 31, 2007,

which report appears in the December 31, 2007 annual report on Form 10-K of Digital Realty Trust, Inc and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Francisco, California

February 28, 2008